UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2008

American Technology Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15378 Avenue of Science, Ste 100

San Diego, California 92128

(Address of Principal Executive Offices)

858-676-1112

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On January 8, 2008, American Technology Corporation, a Delaware corporation (the “Company”), issued a press release announcing financial results for the fiscal year ended September 30, 2007.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed ‘filed’ for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2008, the Company received a written Staff Determination notice from the Nasdaq Stock Market (“Nasdaq”) stating that the Company was not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because it did not timely file its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 (the “2007 Form 10-K”). As a result, the Company’s common stock is subject to delisting from The Nasdaq Capital Market. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to make on a timely basis all filings with the Securities and Exchange Commission, as required by the Securities Exchange Act of 1934, as amended. The Company filed its 2007 Form 10-K with the Securities and Exchange Commission on January 7, 2008. On January 8, 2008, the Company received notice from the Nasdaq Listing Qualifications Panel that the Company’s filing delinquency was cured upon the filing of the 2007 Form 10-K, and that the matter was deemed resolved.

A copy of the press release announcing the Company’s financial results for the fiscal year ended September 30, 2007 and its receipt of the Staff Determination letter is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 8, 2008, issued by American Technology Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 8, 2008

American Technology Corporation

By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer